                                                                      EXHIBIT 99


                                      AT&T

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The unaudited pro forma combined condensed financial statements set forth below for AT&T give effect to

     - the Liberty Media Group distribution

     - the AT&T Broadband Group distribution

(collectively, the AT&T restructuring events), as if such events had been completed on January 1, 1999 for income statement purposes, and at March 31, 2002 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma financial statements. Upon the distribution of AT&T Broadband Group, AT&T will report AT&T Broadband Group as a Discontinued Operation, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." For accounting purposes, the spin-off (the distribution) of AT&T Broadband Group is considered a non pro-rata distribution and is expected to be recorded at fair value resulting in the recognition of a gain or loss by the remaining AT&T entity upon the distribution date. The split-off of Liberty Media Group, which was completed on August 10, 2001, was a pro-rata distribution and was therefore recorded at historical cost. Since Liberty Media Group was split-off from AT&T on August 10, 2001, no first quarter 2002 balance sheet or income statement pro forma adjustments were made for Liberty Media Group. See the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements for additional disclosure of potential material nonrecurring charges and credits directly attributable to the events as noted above which are not reflected in the pro forma financial statements. Note (i) to the AT&T Unaudited Pro Forma Combined Condensed Financial Statements includes the impacts to earnings per share of the proposed one-for-five reverse stock split of AT&T common stock.

     The pro forma adjustments included herein are based on available information and certain assumptions that management believes are reasonable and are described in the accompanying notes to the pro forma financial statements. The Unaudited Pro Forma Combined Condensed Financial Statements do not necessarily represent what AT&T's financial position or results of operations would have been had the AT&T Broadband distribution or the Liberty Media Group distribution occurred on such dates or to project AT&T's financial position or results of operations at or for any future date or period. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made. The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical financial statements of AT&T.

     AT&T currently intends to dividend AT&T Consumer Services Group tracking stock to current AT&T shareholders representing some or all of the financial performance and economic value of AT&T Consumer Services Group at such time as AT&T determines that there is sufficient market receptivity and support for such a distribution. Due to the accumulated deficit that exists at AT&T Corp., the dividend will be reflected as a reduction of additional paid-in capital for the fair value of AT&T Consumer Services with a corresponding increase in par value of AT&T Consumer Services Group tracking stock and additional paid-in capital. The issuance of the AT&T Consumer Services Group tracking stock has no impact on the pro forma balance sheet or pro forma income statements other than to result in the attribution of net income to AT&T Consumer Services Group and therefore to reduce income and earnings attributable to AT&T Common Stock Group. For purposes of these pro forma financial statements we have assumed distribution of all of the AT&T Consumer Services Group tracking stock.

                                      AT&T

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AT MARCH 31, 2002

                                                                          AT&T
                                                                        BROADBAND
                                                        HISTORICAL        GROUP            OTHER        PRO FORMA
                                                         AT&T(a)     DISTRIBUTION(e)   ADJUSTMENTS(g)     AT&T
                                                        ----------   ---------------   --------------   ---------
                                                                          (DOLLARS IN MILLIONS)
                                                     ASSETS
Cash and cash equivalents.............................   $  2,343       $      --          $  70        $  2,413
                                                                            5,956(f)
                                                                           (5,956)(f)
Receivables -- net....................................      8,867            (549)          (156)          8,162
Investments...........................................        477            (477)            --              --
Deferred income taxes.................................      1,175              --            (89)          1,086
Other current assets..................................        737            (584)           419             572
                                                                            5,956(f)
                                                                           (5,956)(f)
Property, plant and equipment -- net..................     40,829         (14,588)            --          26,241
Franchise costs -- net................................     41,381         (41,381)            --              --
Goodwill -- net.......................................     24,668         (19,361)            --           5,307
Other purchased intangibles -- net....................      2,145          (1,514)            --             631
Investments and related advances......................     21,790         (20,625)            --           1,165
Prepaid pension costs.................................      3,391              --             (1)          3,390
Other assets..........................................      5,004          (1,767)            64           3,301
                                                                          (17,856)(c)
                                                                           17,856(c)
                                                         --------       ---------          -----        --------
    Total Assets......................................    152,807        (100,846)           307          52,268
                                                         ========       =========          =====        ========
                                                   LIABILITIES
Accounts payable......................................      3,866            (620)            72           3,318
Payroll and benefit-related liabilities...............      1,602            (442)            --           1,160
Debt maturing within one year.........................      5,233          (7,746)            --              --
                                                                            5,956(f)
                                                                           (3,443)(f)
Other current liabilities.............................      5,273          (1,633)           169           3,809
Long-term debt........................................     39,070         (15,523)            --          21,034
                                                                           (2,513)(f)
Long-term benefit-related liabilities.................      3,590              --           (136)          3,454
Deferred income taxes.................................     27,762         (25,447)           136           2,451
Other long-term liabilities and deferred credits......      7,691            (813)           199           7,256
                                                                              179(d)
                                                         --------       ---------          -----        --------
    Total Liabilities.................................     94,087         (52,045)           440          42,482
Minority interest.....................................      2,732          (2,507)            --             225
Company-obligated convertible quarterly income
  preferred securities of subsidiary trust holding
  solely subordinated debt securities of AT&T.........      4,723          (4,723)            --              --
                                               SHAREOWNERS' EQUITY
Common Stock:
AT&T common stock, $1 par value, authorized
  6,000,000,000 shares; issued and outstanding
  3,566,313,758 shares................................      3,566              32(d)          --           3,598
Additional paid-in capital............................     52,682         (41,872)          (203)         28,252
                                                                           17,856(c)
                                                                           (1,300)(d)
                                                                             (179)(d)
                                                                            1,268(d)
Accumulated deficit...................................     (4,459)        (17,856)(c)         70         (22,245)
Accumulated other comprehensive loss..................       (524)            480             --             (44)
                                                         --------       ---------          -----        --------
    Total shareowners' equity.........................     51,265         (41,571)          (133)          9,561
    Total Liabilities & Shareowners' Equity...........   $152,807       $(100,846)         $ 307        $ 52,268
                                                         ========       =========          =====        ========

 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                      AT&T

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                          AT&T BROADBAND
                                             HISTORICAL        GROUP            OTHER        PRO FORMA
                                              AT&T(a)     DISTRIBUTION(e)   ADJUSTMENTS(g)     AT&T
                                             ----------   ---------------   --------------   ---------
                                                               (DOLLARS IN MILLIONS)
Revenue....................................   $12,023         $(2,439)           $ 85         $9,669
OPERATING EXPENSES
Costs of services and products.............     3,290          (1,308)            104          2,086
Access and other connection................     2,808              --             (19)         2,789
Selling, general and administrative........     2,585            (625)             --          1,960
Depreciation and amortization..............     1,895            (720)             --          1,175
Net restructuring and other charges........        56             (56)             --             --
                                              -------         -------            ----         ------
Total operating expenses...................    10,634          (2,709)             85          8,010
Operating income...........................     1,389             270              --          1,659
Other (expense) income.....................      (162)            102              --            (60)
Interest expense...........................       767            (366)             --            401
Income from continuing operations before
  income taxes, minority interest and
  (losses) earnings related to equity
  investments..............................       460             738              --          1,198
Provision for income taxes.................       266             229              (2)           493
Minority interest (expense) income.........       (57)             77              --             20
Net losses related to other equity
  investments..............................      (297)             20              --           (277)
                                              -------         -------            ----         ------
Net (loss) earnings from continuing
  operations attributable to common
  shareowners..............................   $  (160)        $   606            $  2         $  448
                                              =======         =======            ====         ======
AT&T COMMON STOCK GROUP:
Loss from continuing operations............   $  (160)                                        $  (51)(h)(j)
Weighted average shares
  outstanding -- (basic & diluted).........     3,546                                          3,578
Basic and diluted loss per share...........     (0.05)                                         (0.01)(i)

 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                      AT&T

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001

                                                       LIBERTY MEDIA    AT&T BROADBAND
                                         HISTORICAL        GROUP             GROUP            OTHER        PRO FORMA
                                          AT&T(a)     DISTRIBUTION(b)   DISTRIBUTION(e)   ADJUSTMENTS(g)     AT&T
                                         ----------   ---------------   ---------------   --------------   ---------
                                                                    (DOLLARS IN MILLIONS)
Revenue................................   $13,551          $ --             $(2,587)           $63          $11,027
OPERATING EXPENSES
Costs of services and products.........     3,572            --              (1,465)            66            2,173
Access and other connection............     3,151            --                  --             (3)           3,148
Selling, general and administrative....     2,794            --                (698)            --            2,096
Depreciation and amortization..........     2,412            --              (1,283)            --            1,129
Net restructuring and other charges....       808            --                (808)            --               --
                                          -------          ----             -------            ---          -------
Total operating expenses...............    12,737            --              (4,254)            63            8,546
Operating income.......................       814            --               1,667             --            2,481
Other (expense) income.................      (783)           --                 953             --              170
Interest expense.......................       879            --                (479)            --              400
(Loss) income from continuing
  operations before income taxes,
  minority interest and (losses)
  earnings related to equity
  investments..........................      (848)           --               3,099             --            2,251
Provision for income taxes.............       218            --                 744             --              962
Minority interest income...............       640            --                (549)            --               91
Equity losses from Liberty Media
  Group................................      (697)          697                  --             --               --
Net losses related to other equity
  investments..........................       (57)           --                 (49)            --             (106)
(Loss) income from continuing
  operations...........................    (1,180)          697               1,757             --            1,274
Dividend requirements of preferred
  stock................................       181            --                  --             --              181
                                          -------          ----             -------            ---          -------
Net (loss) earnings from continuing
  operations attributable to common
  shareowners..........................   $(1,361)         $697             $ 1,757            $--          $ 1,093
                                          =======          ====             =======            ===          =======
AT&T COMMON STOCK GROUP:
(Loss) earnings from continuing
  operations...........................   $  (664)                                                          $   326(h)(j)
Weighted average shares
  outstanding -- basic.................     3,805                                                             3,845
Basic (loss) earnings per share........     (0.17)                                                             0.08(i)

(Loss) earnings from continuing
  operations...........................      (664)                                                              326(h)(j)
Weighted average shares
  outstanding -- diluted...............     3,805                                                             3,851
Diluted (loss) earnings per share......     (0.17)                                                             0.08(i)

LIBERTY MEDIA GROUP:
Basic and diluted loss per share.......   $ (0.27)

 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                      AT&T

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                     AT&T
                                               LIBERTY MEDIA       BROADBAND
                                 HISTORICAL        GROUP             GROUP            OTHER        PRO FORMA
                                  AT&T(a)     DISTRIBUTION(b)   DISTRIBUTION(e)   ADJUSTMENTS(g)     AT&T
                                 ----------   ---------------   ---------------   --------------   ---------
                                                            (DOLLARS IN MILLIONS)
Revenue........................   $52,550         $   --           $(10,132)           $247         $42,665
OPERATING EXPENSES
Costs of services and
  products.....................    13,960             --             (5,459)            298           8,799
Access and other connection....    12,136             --                 --             (51)         12,085
Selling, general and
  administrative...............    10,832             --             (2,582)             --           8,250
Depreciation and
  amortization.................     9,338             --             (4,780)             --           4,558
Net restructuring and other
  charges......................     2,530             --             (1,494)             --           1,036
                                  -------         ------           --------            ----         -------
Total operating expenses.......    48,796             --            (14,315)            247          34,728
Operating income...............     3,754             --              4,183              --           7,937
Other (expense) income.........    (1,547)            --              2,874              --           1,327
Interest expense...............     3,242             --             (1,735)             --           1,507
(Loss) income from continuing
  operations before income
  taxes, minority interest and
  (losses) earnings related to
  equity investments...........    (1,035)            --              8,792              --           7,757
(Benefit) provision for income
  taxes........................      (791)            --              3,857             (90)          2,976
Minority interest income.......       963             --               (833)             --             130
Equity losses from Liberty
  Media Group..................    (2,711)         2,711                 --              --              --
Net losses related to other
  equity investments...........    (4,850)            --                 69              --          (4,781)
(Loss) income from continuing
  operations...................    (6,842)         2,711              4,171              90             130
Dividend requirements of
  preferred stock..............       652             --                 --              --             652
Premium on exchange of AT&T
  Wireless tracking stock......        80             --                 --              --              80
                                  -------         ------           --------            ----         -------
Net loss from continuing
  operations attributable to
  common shareowners...........   $(7,574)        $2,711           $  4,171            $ 90         $  (602)
                                  =======         ======           ========            ====         =======
AT&T COMMON STOCK GROUP:
Loss from continuing
  operations...................   $(4,863)                                                          $(3,475)(h)(j)
Weighted average shares
  outstanding (basic &
  diluted).....................     3,643                                                             3,695
Basic and diluted loss per
  share........................     (1.33)                                                            (0.94)(i)

LIBERTY MEDIA GROUP:
Basic and diluted loss per
  share........................   $ (1.05)

 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                      AT&T

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                     AT&T
                                               LIBERTY MEDIA       BROADBAND
                                 HISTORICAL        GROUP             GROUP            OTHER        PRO FORMA
                                  AT&T(a)     DISTRIBUTION(b)   DISTRIBUTION(e)   ADJUSTMENTS(g)     AT&T
                                 ----------   ---------------   ---------------   --------------   ---------
                                                            (DOLLARS IN MILLIONS)
Revenue........................   $55,533         $    --           $(8,445)           $116         $47,204
OPERATING EXPENSES
Costs of services and
  products.....................    12,795              --            (4,600)            117           8,312
Access and other connection....    13,140              --                --              (1)         13,139
Selling, general and
  administrative...............     9,752              --            (2,180)             --           7,572
Depreciation and
  amortization.................     8,589              --            (4,051)             --           4,538
Net restructuring and other
  charges......................     7,029              --            (6,270)             --             759
                                  -------         -------           -------            ----         -------
Total operating expenses.......    51,305              --           (17,101)            116          34,320
Operating income...............     4,228              --             8,656              --          12,884
Other income...................     1,150              --                39              --           1,189
Interest expense...............     2,964              --            (1,323)             --           1,641
Income from continuing
  operations before income
  taxes, minority interest and
  (losses) earnings related to
  equity investments...........     2,414              --            10,018              --          12,432
Provision for income taxes.....     3,284              --             1,183              --           4,467
Minority interest income.......     4,103              --            (4,062)             --              41
Equity earnings from Liberty
  Media Group..................     1,488          (1,488)               --              --              --
Net (losses) earnings related
  to other equity
  investments..................      (588)             --               597              --               9
                                  -------         -------           -------            ----         -------
Net income from continuing
  operations attributable to
  common shareowners...........   $ 4,133         $(1,488)          $ 5,370            $ --         $ 8,015
                                  =======         =======           =======            ====         =======
AT&T COMMON STOCK GROUP:
Earnings from continuing
  operations...................   $ 2,645                                                           $ 3,903(h)(j)
Weighted average shares
  outstanding -- basic.........     3,486                                                             3,526
Basic earnings per share.......      0.76                                                              1.11

Earnings from continuing
  operations...................     2,677                                                             3,903(h)(j)
Weighted average shares
  outstanding -- diluted.......     3,545                                                             3,545
Diluted earnings per share.....      0.75                                                              1.10(i)

LIBERTY MEDIA GROUP:
Basic and diluted earnings per
  share........................   $  0.58

 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                                      AT&T

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                     AT&T
                                               LIBERTY MEDIA       BROADBAND
                                 HISTORICAL        GROUP             GROUP            OTHER        PRO FORMA
                                  AT&T(a)     DISTRIBUTION(b)   DISTRIBUTION(e)   ADJUSTMENTS(g)     AT&T
                                 ----------   ---------------   ---------------   --------------   ---------
                                                    (DOLLARS IN MILLIONS)
Revenue........................   $54,973         $   --            $(5,080)           $32          $49,925
OPERATING EXPENSES
Costs of services and
  products.....................    11,013             --             (2,686)            32            8,359
Access and other connection....    14,439             --                 --             --           14,439
Selling, general and
  administrative...............    10,894             --             (1,253)            --            9,641
Depreciation and
  amortization.................     6,194             --             (1,674)            --            4,520
Net restructuring and other
  charges......................       975             --               (644)            --              331
                                  -------         ------            -------            ---          -------
Total operating expenses.......    43,515             --             (6,257)            32           37,290
Operating income...............    11,458             --              1,177             --           12,635
Other income...................       826             --                (50)            --              776
Interest expense...............     1,503             --               (705)            --              798
Income from continuing
  operations before income
  taxes, minority interest and
  (losses) earnings related to
  equity investments...........    10,781             --              1,832             --           12,613
Provision for income taxes.....     4,016             --                465             --            4,481
Minority interest expense......      (126)            --                126             --               --
Equity losses from Liberty
  Media Group..................    (2,022)         2,022                 --             --               --
Net losses related to other
  equity investments...........      (756)            --                707             --              (49)
                                  -------         ------            -------            ---          -------
Net income from continuing
  operations attributable to
  common shareowners...........   $ 3,861         $2,022            $ 2,200            $--          $ 8,083
                                  =======         ======            =======            ===          =======
AT&T COMMON STOCK GROUP:
Earnings from continuing
  operations...................   $ 5,883                                                           $ 3,450(h)(j)
Weighted average shares
  outstanding -- basic.........     3,082                                                             3,115
Basic earnings per share.......      1.91                                                              1.11

Earnings from continuing
  operations...................     5,909                                                             3,450(h)(j)
Weighted average shares
  outstanding -- diluted.......     3,152                                                             3,152
Diluted earnings per share.....      1.87                                                              1.09(i)

LIBERTY MEDIA GROUP:
Basic and diluted loss per
  share........................   $ (0.80)

 See Notes To AT&T Unaudited Pro Forma Combined Condensed Financial Statements

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

     (a) These columns reflect the historical results of operations and financial position of AT&T Corp.

     (b) These adjustments deduct the historical results of operations of Liberty Media Group to reflect the split-off of Liberty Media Group from AT&T.

     (c) This entry reflects the fair value adjustment for accounting purposes which would have been recorded had the distribution of AT&T Broadband Group occurred on March 31, 2002. Comcast currently owns shares of AT&T common stock ("T"). In the event Comcast retains these shares at the time of the AT&T Broadband Group distribution, pursuant to certain provisions of the merger agreement, these shares will be converted into exchangeable preferred stock of AT&T and Comcast will not participate in the AT&T Broadband Group distribution. Therefore the distribution would be a non pro-rata transaction among the "T" shareholders accounted for at fair value.

     Additionally, the timing of the issuance of the AT&T Consumer Services Group tracking stock is uncertain. However, in the event the AT&T Consumer Services Group tracking stock is created and distributed prior to the distribution of AT&T Broadband Group, shareowners of the AT&T Consumer Services Group tracking stock would not receive shares of AT&T Broadband Group, therefore the distribution of AT&T Broadband Group would also be a non pro-rata transaction in these circumstances.

     The distribution has been reflected in the pro forma balance sheet at fair value, resulting in a nonrecurring loss or gain upon distribution equal to the deficiency or excess of the fair value of AT&T Broadband Group over AT&T's carrying value of the net assets of AT&T Broadband Group to be distributed. The actual loss or gain will be determined upon distribution based on the stock price of the Comcast shares received pursuant to the merger agreement. Based on the closing share price of Comcast Corp. on August 8, 2002, the distribution results in a loss. Due to the fact that the loss is a one-time event, its effects have not been included as a pro forma adjustment to the income statement; however it has been included as a pro forma adjustment to retained earnings on the pro forma balance sheet. The estimated loss is calculated as follows (dollars in millions):

    Fair value of Comcast Corp. shares to be received in the
      transaction (1,235,000,000 shares at a closing stock price of $20.20 per share on August 8, 2002)....................  $ 24,947
    Carrying value of AT&T Broadband Group net assets to be
      distributed...............................................    42,803
                                                                  --------
    Loss on distribution........................................  $(17,856)
                                                                  ========

     During the second quarter of 2002, AT&T noted significant changes in the general business climate, including the cable industry, as evidenced by significant volatility in the stock market and corporate bankruptcies. These factors indicated a trigger event, which necessitated the testing of goodwill and franchise costs for impairment under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets." Such testing resulted in the recognition of $16.5 billion of pretax goodwill and franchise impairment charges. Accordingly, any gain or loss on distribution will be calculated utilizing the lower carrying value of AT&T Broadband Group that reflects this charge.

     In the event Comcast does not hold any AT&T shares at the time of the AT&T Broadband Group distribution and if the AT&T Consumer Services Group tracking stock is not issued prior to the distribution of AT&T Broadband Group, the distribution would be a pro-rata transaction. This treatment would still result in the recognition of a loss in the event the carrying value of AT&T Broadband Group exceeded the fair value of the Comcast shares received in the transaction pursuant to the provisions of SFAS No. 144, paragraph 29, however, in the event the fair value of the Comcast shares received in the transaction exceeded the carrying value of AT&T Broadband Group, no gain would be recorded in a pro-rata transaction.

     (d) These entries represent adjustments to AT&T Broadband Group combined attributed net assets pursuant to the Merger Agreement. The Merger Agreement calls for the redemption by AT&T of approximately $2.1 billion in TCI Pacific Preferred Stock for AT&T Common Stock, of which a balance of $1.3 billion remained at March 31, 2002. AT&T expects to issue approximately 52 million shares of common stock (par value $1 per share) for the redemption, of which approximately 20 million shares were issued in the first quarter of 2002. In addition, the Merger Agreement stipulates that AT&T will retain certain liabilities currently reflected in the AT&T Broadband Group financial statements. Accordingly, these liabilities were transferred to AT&T along with the related deferred income taxes.

     (e) These adjustments deduct the historical results of operations and the historical financial position of AT&T Broadband Group to reflect the spin-off of AT&T Broadband from AT&T. The distribution is being accounted for as a fair value transaction and as such the fair value of the net assets of AT&T Broadband Group have been recorded as a reduction to additional paid-in capital, given the deficit that exists in retained earnings.

     (f) These adjustments reflect the repayment of the intercompany loan balance from AT&T Broadband Group. The repayment of intercompany indebtedness is contained in the Separation and Distribution Agreement between AT&T and AT&T Broadband Corp.

     (g) Reflects certain Inter-Group transactions appropriately reflected in the separate financial statements of AT&T after excluding the AT&T Broadband Group on a pro forma basis that were eliminated in the AT&T consolidated financial statements and were therefore not reflected in AT&T's historical results and financial position. These transactions include adjustments to properly reflect the stand-alone tax rates of AT&T subsequent to the distribution of the AT&T Broadband Group. These entries also reflect the reclassification of certain items appropriately reflected on the separate financial statements of AT&T Broadband Group.

     (h) Income attributable to the AT&T Common Stock Group shareholders has been reduced by $499 and $767 for the three months ended March 31, 2002 and 2001, respectively, and by $2,873, $4,112 and $4,633 for the years ended December 31, 2001, 2000 and 1999, respectively, to reflect the income attributable to the AT&T Consumer Services Group tracking stock shareholders.

     (i) Adjusted for the proposed one-for-five reverse stock split of AT&T common stock, (loss) earnings per basic share would have been $(0.07) and $0.42 for the three months ended March 31, 2002 and 2001, respectively, and $(4.70), $5.53 and $5.54 for the years ended December 31, 2001, 2000 and 1999, respectively. (Loss) earnings per diluted share on the same basis would have been $(0.07) and $0.42 for the three months ended March 31, 2002 and 2001, respectively, and $(4.70), $5.50 and $5.47 for the years ended December 31, 2001, 2000 and 1999, respectively.

     Additionally, pursuant to the Merger Agreement, prior to the AT&T Broadband spin-off, shares of AT&T common stock held by Comcast (currently 41.5 million shares) will be exchanged on a one-for-one basis into a newly created series of AT&T exchangeable preferred stock. The AT&T exchangeable preferred stock will be mandatorily exchangeable after the closing of the Comcast merger into shares of AT&T common stock utilizing a conversion formula. The conversion formula will provide Comcast with an interest in AT&T that is equal in value to the interest Comcast held in AT&T prior to the Comcast merger, subject to a maximum share issuance of 10% of the outstanding shares of AT&T common stock. The conversion formula is computed as the combination of average post closing AT&T Comcast Class A common stock and AT&T common stock trading values divided by average AT&T common stock trading values utilizing ten randomly selected trading days after the closing of the Comcast merger. At March 31, 2002, assuming a one-for-five reverse stock split of AT&T common stock, the maximum additional shares that Comcast could receive would be approximately 64 million shares, resulting in (loss) earnings per basic share of $(0.07) and $0.39 for the three months ended March 31, 2002 and 2001, respectively, and $(4.33), $5.08 and $5.02 for the years ended December 31, 2001, 2000 and 1999, respectively.

     (Loss) earnings per diluted share on the same basis would be $(0.07) and $0.39 for the three months ended March 31, 2002 and 2001, respectively, and $(4.33), $5.05 and $4.97 for the years ended December 31, 2001, 2000 and 1999, respectively. At March 31, 2002, assuming no reverse stock split of AT&T common stock, the maximum additional shares that Comcast could receive would be approximately


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318 million shares, resulting in (loss) earnings per basic share of $(0.01) and
$0.08 for the three months ended March 31, 2002 and 2001, respectively, and $(0.87), $1.02 and $1.00 for the years ended December 31, 2001, 2000 and 1999, respectively. (Loss) earnings per diluted share on the same basis would be $(0.01) and $0.08 for the three months ended March 31, 2002 and 2001, respectively, and $(0.87), $1.01 and $0.99 for the years ended December 31, 2001, 2000 and 1999, respectively.

     (j) Pursuant to the pending AT&T Comcast transaction, AT&T has filed a registration statement whereby AT&T is offering to exchange certain Eligible AT&T notes (as defined) for New AT&T notes (as defined) that contain an interest rate adjustment in exchange for the consent of holders of those notes to an amendment of the related note agreements. The note amendment would clarify that the AT&T Comcast transaction would not necessitate the notes being assumed by AT&T Comcast as a successor entity and the New notes would remain obligations of AT&T after completion of the AT&T Comcast transaction. The income figures currently reflected do not contemplate the impact of the proposed exchange offer. For every $1 billion in principal amount of debt exchanged, a 0.25% increase in the interest rate would decrease annual net income by approximately $1.5 million. If all Eligible AT&T notes were exchanged and received the interest rate adjustment, a 0.25% increase in the interest rate would decrease annual net income by approximately $8.5 million.